RE/MAX Holdings Reports Second Quarter 2018 Results

DENVER, Aug. 2, 2018 /PRNewswire/ --

Second Quarter 2018 Highlights
(Compared to second quarter 2017 unless otherwise noted)

  Total agent count increased 5.9% to 123,082 agents
  U.S. and Canada combined agent count increased 1.8% to 85,861 agents
  Over 90 Motto franchises sold and over 60 Motto franchises opened from inception to date
  Revenue increased 11.4% to $54.3 million
  Net income attributable to RE/MAX Holdings, Inc. of $7.6 million and earnings per diluted share (GAAP EPS) of $0.43
  Adjusted EBITDA1 of $28.7 million, Adjusted EBITDA margin1 of 53.0% and Adjusted earnings per diluted share (Adjusted EPS1) of $0.62

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), an innovative mortgage brokerage franchise, today announced operating results for the quarter ended June 30, 2018.

"We are seeing solid performance in our business, driven by multiple organic growth sources, recent acquisitions and robust home sales," stated Adam Contos, RE/MAX Holdings Chief Executive Officer. "In the second quarter, we grew our worldwide network by almost 7,000 agents year-over-year, we accelerated Motto office openings and we made great progress integrating booj, our recent technology acquisition."

Contos continued, "Additionally, we are pleased that for the fourth consecutive year, more RE/MAX agents than any other brand were listed in the 2018 REAL Trends 'America's Best Real Estate Professionals' rankings. RE/MAX accounted for nearly a fourth of the agents on the list. 'America's Best' and other prominent industry reports continue to substantiate one of our defining characteristics: RE/MAX agents are more productive than agents at competing national brands."

Second Quarter 2018 Operating Results

Agent Count

The following table compares agent count as of June 30, 2018 and 2017:

	As of June 30		Change
	2018	2017	#	%
U.S.	64,495	63,249	1,246	2.0
Canada	21,366	21,053	313	1.5
Subtotal	85,861	84,302	1,559	1.8
Outside the U.S. & Canada	37,221	31,968	5,253	16.4
Total	123,082	116,270	6,812	5.9

Revenue

RE/MAX Holdings generated total revenue of $54.3 million in the second quarter of 2018, an increase of $5.6 million or 11.4% compared to $48.7 million in the second quarter of 2017. Revenue increased 6.0% from acquisitions, 4.9% from organic growth, and 0.5% from foreign-currency movements. Organic growth was driven primarily by increased revenue from agent count increases, rising home prices, and Motto expansion.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $2.6 million or 8.2% over the second quarter of 2017 and accounted for 63.0% of revenue in the second quarter of 2018 compared to 64.9% in the comparable period in 2017.

Operating Expenses

Total operating expenses were $33.4 million for the second quarter of 2018, an increase of $7.3 million or 28.0% compared to the second quarter of 2017. Operating expenses increased principally due to higher selling, operating and administrative expenses, partially offset by reduced amortization expense.

Selling, operating and administrative expenses were $28.3 million in the second quarter of 2018, an increase of $7.6 million or 36.9% compared to the second quarter of 2017 and represented 52.2% of revenue compared to 42.4% in the prior-year period. Expenses increased primarily due to the acquisition of booj, investments in technology, Motto, and the recently acquired Northern Illinois region, and an increase in personnel expenses.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $7.6 million for the second quarter of 2018, an increase of $0.2 million or 2.5% from the second quarter of 2017. The increase was due to contributions from multiple organic growth drivers – including agent count growth and rising home prices – and the acquisition of the Northern Illinois region, as well as reductions in our provision for income taxes and amortization expense. These were partially offset by increased selling, operating and administrative expenses, as described above. Reported basic and diluted GAAP EPS were each $0.43 for the second quarter of 2018.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $28.7 million for the second quarter of 2018, virtually the same as compared to the second quarter of 2017. Contributions from the acquisition of the Northern Illinois region, agent count growth, and rising home prices were offset by investments in technology and Motto, and increased personnel expenses. Adjusted EBITDA margin was 53.0% in the second quarter of 2018 compared to 59.0% in the second quarter of 2017.

Adjusted basic and diluted EPS were each $0.62 for the second quarter of 2018 and benefited from the enactment of the Tax Cuts and Jobs Act compared to the prior-year period. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended June 30, 2018 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 58.6% for the quarter ended June 30, 2018.

Balance Sheet

As of June 30, 2018, the Company had a cash balance of $39.8 million, a decrease of $11.0 million from December 31, 2017. As of June 30, 2018, RE/MAX had $229.1 million of outstanding debt, net of an unamortized debt discount and issuance costs, essentially flat compared to $229.0 million as of December 31, 2017.

Dividend

On August 1, 2018, the Company's Board of Directors approved a quarterly cash dividend of $0.20 per share. The quarterly dividend is payable on August 29, 2018, to shareholders of record at the close of business on August 15, 2018.

Outlook

The Company's third quarter and full-year 2018 Outlook assumes no further currency movements, acquisitions or divestitures.

For the third quarter of 2018, RE/MAX Holdings expects:

  Agent count to increase 5.0% to 6.0% over third quarter 2017;
  Revenue in a range of $54.0 million to $56.0 million; and
  Adjusted EBITDA in a range of $27.0 million to $29.0 million.

For the full-year 2018, RE/MAX Holdings expects:

  Agent count to increase 5.0% to 6.0% over 2017;
  Revenue in a range of $213.0 million to $216.0 million; and
  Adjusted EBITDA in a range of $103.5 million to $106.5 million.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 15% and 17% in 2018.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, August 3, 2018, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties can access a live webcast through the Investor Relations section of the Company's website at investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well. For the RE/MAX Quarterly Update Q2 2018 infographic, visit http://rem.ax/2cYFT50.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnote:

1 Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 120,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody in the world sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, LLC, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to the Company's outlook for the third quarter and full-year 2018 (including expectations regarding agent count, revenue, and Adjusted EBITDA), the Company's estimated effective U.S. GAAP tax rate for 2018, dividends, housing market conditions, agent productivity, as well as other statements regarding the Company's strategic and operational plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, without limitation, (1) the impact of the findings and recommendations of the Special Committee on the Company and its management and operations, including reputational damage to the Company and the time and expenses incurred in implementing the recommendations of the Special Committee, (2) any legal proceedings or governmental or regulatory investigations or actions directly or indirectly related to the underlying matters of the Special Committee's internal investigation or other matters may result in adverse findings, the imposition of fines or other penalties, increased costs and expenses, and the diversion of management's time and resources to address such matters, any of which may have a material adverse effect on the Company, (3) the impact of recent changes to our senior management team, (4) the impact of disclosing previously undisclosed transactions between members of our management team, including the loan from David Liniger to Adam Contos, (5) the existence and identification of control deficiencies, including disclosure controls or internal controls over financial reporting, and any impact of such control deficiencies as well as the associated costs in remediating those control deficiencies, (6) changes in business and economic activity in general, (7) changes in the real estate market or interest rates and availability of financing, (8) the Company's ability to attract and retain quality franchisees, (9) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (10) changes in laws and regulations, (11) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (12) fluctuations in foreign currency exchange rates, as well as those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Income
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Revenue:
Continuing franchise fees	$25,211	$23,284	$50,451	$46,249
Annual dues	8,973	8,320	17,669	16,556
Broker fees	13,993	12,555	23,181	20,789
Franchise sales and other revenue	6,100	4,568	15,618	12,539
Total revenue	54,277	48,727	106,919	96,133
Operating expenses:
Selling, operating and administrative expenses	28,307	20,670	62,675	47,324
Depreciation and amortization	5,069	5,397	9,644	11,392
Gain on sale or disposition of assets, net	(13)	(12)	(31)	(25)
Total operating expenses	33,363	26,055	72,288	58,691
Operating income	20,914	22,672	34,631	37,442
Other expenses, net:
Interest expense	(3,171)	(2,462)	(5,895)	(4,816)
Interest income	98	25	217	50
Foreign currency transaction (losses) gains	(103)	39	(186)	16
Total other expenses, net	(3,176)	(2,398)	(5,864)	(4,750)
Income before provision for income taxes	17,738	20,274	28,767	32,692
Provision for income taxes	(3,147)	(4,735)	(5,009)	(7,765)
Net income	$14,591	$15,539	$23,758	$24,927
Less: net income attributable to non-controlling interest	6,943	8,081	11,127	12,929
Net income attributable to RE/MAX Holdings, Inc.	$7,648	$7,458	$12,631	$11,998

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.43	$0.42	$0.71	$0.68
Diluted	$0.43	$0.42	$0.71	$0.68
Weighted average shares of Class A common stock outstanding
Basic	17,746,042	17,696,842	17,727,671	17,679,936
Diluted	17,769,641	17,723,802	17,763,592	17,720,564
Cash dividends declared per share of Class A common stock	$0.20	$0.18	$0.40	$0.36
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

TABLE 2
RE/MAX Holdings, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		December 31,
	June 30,	2017
	2018	As adjusted*
Assets
Current assets:
Cash and cash equivalents	$39,839	$50,807
Accounts and notes receivable, current portion, less allowances of $6,864 and $7,223, respectively	23,527	20,284
Income taxes receivable	1,731	963
Other current assets	5,207	7,974
Total current assets	70,304	80,028
Property and equipment, net of accumulated depreciation of $12,652 and $12,326, respectively	3,786	2,905
Franchise agreements, net	110,907	119,349
Other intangible assets, net	15,747	8,476
Goodwill	154,415	135,213
Deferred tax assets, net	60,790	62,841
Other assets, net of current portion	4,408	4,023
Total assets	$420,357	$412,835
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$475	$517
Accrued liabilities	10,625	15,390
Income taxes payable	42	97
Deferred revenue	25,906	25,268
Current portion of debt	2,715	2,350
Current portion of payable pursuant to tax receivable agreements	6,299	6,252
Total current liabilities	46,062	49,874
Debt, net of current portion	226,401	226,636
Payable pursuant to tax receivable agreements, net of current portion	46,923	46,923
Deferred tax liabilities, net	155	151
Deferred revenue, net of current portion	20,267	20,228
Other liabilities, net of current portion	20,013	19,897
Total liabilities	359,821	363,709
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $0.0001 per share, 180,000,000 shares authorized; 17,746,184 shares issued and outstanding as of June 30, 2018; 17,696,991 shares issued and outstanding as of December 31, 2017	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2018 and December 31, 2017	—	—
Additional paid-in capital	454,045	451,199
Retained earnings	13,822	8,400
Accumulated other comprehensive income, net of tax	362	459
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	468,231	460,060
Non-controlling interest	(407,695)	(410,934)
Total stockholders' equity	60,536	49,126
Total liabilities and stockholders' equity	$420,357	$412,835
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

TABLE 3
RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Cash Flow
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
		2017
	2018	As adjusted*
Cash flows from operating activities:
Net income	$23,758	$24,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,644	11,392
Bad debt expense	823	587
Equity-based compensation expense	3,424	1,293
Deferred income tax expense	2,060	2,674
Fair value adjustments to contingent consideration	80	(170)
Other, net	426	231
Changes in operating assets and liabilities	(6,285)	(7,993)
Net cash provided by operating activities	33,930	32,941
Cash flows from investing activities:
Purchases of property, equipment and software and capitalization of trademark costs	(1,441)	(1,323)
Acquisitions, net of cash acquired of $362 and $0, respectively	(25,888)	—
Net cash used in investing activities	(27,329)	(1,323)
Cash flows from financing activities:
Payments on debt	(1,554)	(1,180)
Distributions paid to non-controlling unitholders	(7,818)	(10,971)
Dividends and dividend equivalents paid to Class A common stockholders	(7,209)	(6,422)
Payment of payroll taxes related to net settled restricted stock units	(895)	(816)
Payment of contingent consideration	(50)	—
Net cash used in financing activities	(17,526)	(19,389)
Effect of exchange rate changes on cash	(43)	479
Net (decrease) increase in cash and cash equivalents	(10,968)	12,708
Cash and cash equivalents, beginning of year	50,807	57,609
Cash and cash equivalents, end of period	$39,839	$70,317
___________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2017	2017	2017	2017	2016	2016
Agent Count:
U.S.
Company-owned Regions (1)	50,432	49,760	49,411	47,397	47,252	46,708	46,240	39,790
Independent Regions (1)	14,063	13,852	13,751	16,152	15,997	15,733	15,490	22,451
U.S. Total	64,495	63,612	63,162	63,549	63,249	62,441	61,730	62,241
Canada
Company-owned Regions	6,915	6,920	6,882	6,924	6,893	6,786	6,713	6,728
Independent Regions	14,451	14,297	14,230	14,236	14,160	14,050	13,959	13,828
Canada Total	21,366	21,217	21,112	21,160	21,053	20,836	20,672	20,556
U.S. and Canada Total	85,861	84,829	84,274	84,709	84,302	83,277	82,402	82,797
Outside U.S. and Canada
Independent Regions	37,221	35,992	34,767	32,859	31,968	30,527	29,513	28,391
Outside U.S. and Canada Total	37,221	35,992	34,767	32,859	31,968	30,527	29,513	28,391
Total	123,082	120,821	119,041	117,568	116,270	113,804	111,915	111,188
_______________________________________
(1)

As of each quarter end since December 31, 2017, U.S. Company-owned Regions include agents in the Northern Illinois region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of Northern Illinois, Inc., including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the northern region of the state of Illinois, on November 15, 2017. As of the acquisition date, the Northern Illinois region had 2,266 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the Georgia, Kentucky/Tennessee and Southern Ohio regions, which converted from Independent Regions to Company-owned Regions in connection with the acquisition of certain assets of RE/MAX of Georgia, Inc., RE/MAX of Kentucky/Tennessee, Inc. and RE/MAX of Southern Ohio, Inc., including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the states of Georgia, Kentucky and Tennessee and Southern Ohio, on December 15, 2016. As of the acquisition date, the Georgia, Kentucky/Tennessee and Southern Ohio regions had 3,963 agents. As of each quarter end since December 31, 2016, U.S. Company-owned Regions include agents in the New Jersey region, which converted from an Independent Region to a Company-owned Region in connection with the acquisition of certain assets of RE/MAX of New Jersey, Inc., including the regional franchise agreements issued by us permitting the sale of RE/MAX franchises in the state of New Jersey, on December 1, 2016. As of the acquisition date, the New Jersey region had 3,008 agents.

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(Amounts in thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Net income	$14,591	$15,539	$23,758	$24,927
Depreciation and amortization	5,069	5,397	9,644	11,392
Interest expense	3,171	2,462	5,895	4,816
Interest income	(98)	(25)	(217)	(50)
Provision for income taxes	3,147	4,735	5,009	7,765
EBITDA	25,880	28,108	44,089	48,850
Gain on sale or disposition of assets and sublease, net (1)	(113)	(74)	(141)	(121)
Equity-based compensation expense	2,156	732	3,424	1,293
Acquisition-related expense (2)	313	274	1,487	832
Special Committee investigation and remediation expense (3)	564	—	2,650	—
Fair value adjustments to contingent consideration (4)	(55)	(300)	80	(170)
Adjusted EBITDA (5)	$28,745	$28,740	$51,589	$50,684
Adjusted EBITDA Margin (5)	53.0%	59.0%	48.3%	52.7%
___________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

(1)	Represents (gain) loss on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)

Special Committee investigation and remediation expense relates to costs incurred in relation to the previously-disclosed investigation by the special committee of independent directors of actions of certain members of our senior management and the implementation of the remediation plan.

(4)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House Mortgage Connection, Inc. ("Full House"), a franchisor of mortgage brokers that created concepts used to develop Motto.

(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2017		2017
	2018	As adjusted*	2018	As adjusted*
Net income	$14,591	$15,539	$23,758	$24,927
Amortization of acquired intangible assets	4,265	4,806	8,195	10,229
Provision for income taxes	3,147	4,735	5,009	7,765
Add-backs:
Gain on sale or disposition of assets and sublease, net (1)	(113)	(74)	(141)	(121)
Equity-based compensation expense	2,156	732	3,424	1,293
Acquisition-related expense (2)	313	274	1,487	832
Special Committee investigation and remediation expense (3)	564	—	2,650	—
Fair value adjustments to contingent consideration (4)	(55)	(300)	80	(170)
Adjusted pre-tax net income	24,868	25,712	44,462	44,755
Less: Provision for income taxes at 24% for 2018 and 38% for 2017, respectively	(5,968)	(9,771)	(10,671)	(17,007)
Adjusted net income (5)	$18,900	$15,941	$33,791	$27,748

Total basic pro forma shares outstanding	30,305,642	30,256,442	30,287,271	30,239,536
Total diluted pro forma shares outstanding	30,329,241	30,283,402	30,323,192	30,280,164

Adjusted net income basic earnings per share (5)	$0.62	$0.53	$1.12	$0.92
Adjusted net income diluted earnings per share (5)	$0.62	$0.53	$1.11	$0.92
____________________________

*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

(1)	Represents (gain) loss on the sale or disposition of assets as well as the (gains) losses on the sublease of a portion of the Company's corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)

Special Committee investigation and remediation expense relates to costs incurred in relation to the previously-disclosed investigation by the special committee of independent directors of actions of certain members of our senior management and the implementation of the remediation plan.

(4)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability related to the acquisition of Full House.

(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,746,042	17,696,842	17,727,671	17,679,936
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,305,642	30,256,442	30,287,271	30,239,536

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	17,746,042	17,696,842	17,727,671	17,679,936
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	23,599	26,960	35,921	40,628
Total diluted pro forma weighted average shares outstanding	30,329,241	30,283,402	30,323,192	30,280,164
____________________________
(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Six Months Ended June 30,
		2017
	2018	As adjusted*
Cash flow from operations	$33,930	$32,941
Less: Purchases of property, equipment and software	(1,441)	(1,290)
Free cash flow (1)	32,489	31,651

Free cash flow	32,489	31,651
Less: Tax/Other non-dividend distributions to RIHI	(2,794)	(6,450)
Free cash flow after tax/non-dividend distributions to RIHI (1)	29,695	25,201

Free cash flow after tax/non-dividend distributions to RIHI	29,695	25,201
Less: Debt principal payments	(1,537)	(1,175)
Unencumbered cash generated (1)	$28,158	$24,026

Summary
Cash flow from operations	$33,930	$32,941
Free cash flow	$32,489	$31,651
Free cash flow after tax/non-dividend distributions to RIHI	$29,695	$25,201
Unencumbered cash generated	$28,158	$24,026

Adjusted EBITDA	$51,589	$50,684
Free cash flow as % of Adjusted EBITDA	63.0%	62.4%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA	57.6%	49.7%
Unencumbered cash generated as % of Adjusted EBITDA	54.6%	47.4%
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*Effective January 1, 2018, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), the new revenue recognition standard, retrospectively. All 2017 financial results have been recast to reflect this change. See Note 3 to the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2018.

(1)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and Free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, equity-based compensation expense, acquisition-related expense, Special Committee investigation and remediation expense, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items. The Company now adjusts for expense or income related to changes in the estimated fair value measurement of contingent consideration as it is a noncash item that the Company believes is not reflective of operating performance. Adjusted EBITDA was revised in prior periods to reflect this change for consistency in presentation.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements to pay RIHI Inc. and Oberndorf pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, Special Committee investigation and remediation expense, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures, both as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, or Media Contact: Cory Vasquez, (303) 796-3667, cjvasquez@remax.com